EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2003 relating to the financial statements of Avesair, Inc., which appears in InPhonic, Inc.’s Form S-1 (333-116420).

Raleigh, North Carolina

March 25, 2005